Exhibit 99.(a)(5)

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CRESSET PRIVATE MARKETS OPPORTUNITY FUND”, CHANGING ITS NAME FROM "CRESSET PRIVATE MARKETS OPPORTUNITY FUND" TO "FLOWSTONE OPPORTUNITY FUND", FILED IN THIS OFFICE ON THE EIGHTH DAY OF APRIL, A.D. 2019, AT 4:41 O`CLOCK P.M. 6898117 8100 SR# 20192651774 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202607287 Date: 04-09-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:41 PM 04/08/2019
FILED 04:41 PM 04/08/2019
SR 20192651774 - File Number 6898117

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: Cresset Private Markets Opportunity Fund

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

   The name of the trust is

   FlowStone Opportunity Fund

   [set forth amendment(s)]

3. (Please complete with either **upon filing** or it may be a ***future effective date*** that is within 90 days of the file date) This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of April, 2019 A.D.

By: [signature]
Trustee

Name: Scott P. Conners
Type or Print